UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California	94065-1175
(Address of Principal Executive Offices)	(Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2021, Electronic Arts Inc. (“EA”) completed its issuance and sale of senior notes (as defined below) pursuant to an indenture dated February 24, 2016 (the “Base Indenture”), between EA and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a second supplemental indenture to the Base Indenture, dated February 11, 2021 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between EA and the Trustee relating to the issuance by EA of $750,000,000 aggregate principal amount of 1.850% Senior Notes due 2031 (the “2031 notes”) and $750,000,000 aggregate principal amount of 2.950% Senior Notes due 2051 (the “2051 notes” and, together with the 2031 notes, the “senior notes”). The senior notes were issued and sold in a registered offering pursuant to EA’s effective registration statement on Form S-3 (Registration Statement No. 333-250800) previously filed with the Securities and Exchange Commission (the “SEC”), a related preliminary prospectus supplement, dated February 9, 2021, filed with the SEC on February 9, 2021 and a related final prospectus supplement, dated February 9, 2021, filed with the SEC on February 10, 2021 (the “Registration Statement”).

The senior notes are EA’s general unsecured senior obligations and rank equally with EA’s other senior unsecured obligations.

The 2031 notes bear interest at a rate of 1.850% per annum, and the 2051 notes bear interest at a rate of 2.950% per annum. EA will pay interest on the senior notes semi-annually in arrears on each February 15 and August 15, beginning on August 15, 2021.

The 2031 notes will mature on February 15, 2031 and the 2051 notes will mature on February 15, 2051. Prior to November 15, 2030, in the case of the 2031 notes, the date that is three months prior to the maturity date of the 2031 notes and prior to August 15, 2050, in the case of the 2051 notes, the date that is six months prior to the maturity date of the 2051 notes (each such date, a “Par Call Date”), at its option, EA may redeem some or all of the senior notes of either series at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) a price based on a make-whole premium, plus, in the case of each of (i) and (ii), accrued and unpaid interest to, but excluding, the redemption date. At its option, EA may also redeem some or all of the senior notes of either series on or after the respective Par Call Date for such series at 100% of the principal amount of the senior notes of such series, plus accrued and unpaid interest to, but excluding, the redemption date.

Upon the occurrence of a Change of Control Repurchase Event, as defined in the Indenture, holders may require EA to repurchase some or all of their senior notes for cash at a price equal to 101% of the aggregate principal amount of the senior notes being repurchased, plus accrued and unpaid interest, if any.

The Indenture contains covenants limiting EA’s ability and the ability of its restricted subsidiaries (as defined in the Indenture) to create certain liens, enter into certain sale and leaseback transactions and consolidate or merge with, or convey, transfer or lease EA’s principal property (as defined in the Indenture) to, another person, in each case subject to certain qualifications and exceptions.

The Indenture contains customary events of default with respect to the senior notes, including failure to make required payments, failure to comply with certain agreements or covenants, and certain events of bankruptcy, insolvency and reorganization. Events of default under the Indenture arising from certain events of bankruptcy, insolvency or reorganization related to EA will automatically cause the acceleration of the amounts due under the senior notes. If any other event of default under the Indenture occurs and is continuing with respect to a series of senior notes, the Trustee or the holders of at least 25% in aggregate principal amount of the senior notes of such series may declare the acceleration of the amounts due under the senior notes of such series.

The foregoing description of the senior notes is qualified in its entirety by reference to the full text of the Base Indenture, which is filed as Exhibit 4.1 hereto, the Second Supplemental Indenture, which is filed as Exhibit 4.2 hereto, the form of 2031 note, which is filed as Exhibit 4.3 hereto, and the form of 2051 note, which is filed as Exhibit 4.4 hereto, each of which is incorporated herein by reference. EA incorporates by reference the exhibits filed with this Current Report into the Registration Statement pursuant to which the senior notes were registered.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of February 24, 2016, between Electronic Arts Inc. and U.S. Bank National Association, as Trustee, filed as Exhibit 4.1 to EA’s Form 8-K filed on February 24, 2016

4.2	Second Supplemental Indenture, dated as of February 11, 2021, between Electronic Arts Inc. and U.S. Bank National Association, as Trustee

4.3	Form of 2031 note (included in Exhibit 4.2)

4.4	Form of 2051 note (included in Exhibit 4.2)

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Date: February 11, 2021	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Executive Vice President, General Counsel and Corporate Secretary